CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 3, 2021, in Amendment No. 2 to the Registration Statement (333-254934) on Form S-1 of Jangit Enterprises, Inc., for the registration of its common stock. Our report contains an explanatory paragraph regarding Jangit Enterprises, Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus included in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

August 30, 2021